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                                                                    Exhibit 10.3

                                 AMENDMENT NO. 2
                              TO MERGER AGREEMENT

          This Amendment No. 2 dated as of December 1, 1997 (the "Amendment"), has been executed by and between Eastern Environmental Services, Inc., and the Shareholders of Hamm's Sanitation, Inc., and H.S.S., Inc.

                                    RECITALS

          The parties to this Amendment have entered into a Merger Agreement dated September 16, 1997, as amended by an Amendment No.1 to Merger Agreement, dated November 7, 1997 (collectively the "Merger Agreement"). The parties hereto have entered into this Amendment to make certain changes and additions to the Merger Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree to amend the Agreement as follows:

                                   ARTICLE I
                                   Amendments

          1. Capitalized Terms.  All capitalized terms used but not defined
             -----------------
herein shall have the meanings ascribed to them in the Merger Agreement.

          2. Representation and Warranties of Sellers. There shall be added to
             ----------------------------------------
Article III of the Merger Agreement the following representations and warranties:

                 Section 3.20 Recycling Center. HSS and Charles & Annette
                              ----------------
     Meissner, T/A Sussex Truck & Equipment are parties to a Lease Agreement Dated May 1, 1992 ("Lease Agreement"), pursuant to which HSS leases certain real property ("Meissner Property"). The term of the Lease Agreement has expired and HSS, Inc is in possession of the Meissner Property pursuant to the Lease Agreement under a month to month basis. Sellers represent and warrant to Eastern that for the one year period following the Closing Date, HSS will be allowed to continue to occupy the Meissner Property on a month to month basis or under an extension of the Lease Agreement acceptable to Eastern.

                 Section 3.21 Warren County Landfill Agreement. Section 3.3 of
                              --------------------------------
     the Merger Agreement requires Sellers to list all Material Contracts.
     Schedule 3.3 omitted to list a Material Contract between Hamm and the Pollution Control Financing Authority of Warren County ("Authority") dated December 1995 ("Warren County Agreement"). The Warren County Agreement shall be deemed to have been listed on Schedule 3.3. Sellers represent and warrant that Hamm's Sanitation, Inc. is not

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     responsible or liable for paying any fines which have been levied or assessed the by New Jersey Department of Environmental Protection against the Authority relating to the landfill managed by Hamm on behalf of the Authority.

                 Section 3.22 Combe Landfill South and North. Sellers represent
                              ------------------------------
     and warrant that the Hamm Companies never disposed of any solid waste (as defined under New Jersey Law) at the Combe Fill South Sanitary Landfill/ Chester Township-Washington Township, New Jersey. Sellers represent and warrant that the Hamm Companies never disposed of any solid waste (as defined under New Jersey Law) at the Combe Fill North Sanitary Landfill Mount Olive Township, New Jersey ("Comb Fill North"), except that during the period of time from approximately 1977 through 1979 the Hamm Companies may have disposed of approximately thirty five (35) tons a week of Type 10 Solid Waste (as defined under New Jersey Law) at the Combe Fill North.

     3.  General.   All references in the Merger Agreement to "this Agreement"
         -------
or like terms shall mean and be a reference to the Merger Agreement as amended by this Amendment and all references to "the Agreement" or a like term in any agreement executed in connection with the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment.

     4.  Incorporation.  Except as specifically amended by this Amendment, the
         -------------
Merger Agreement shall remain in full force and effect. This Amendment hereby incorporates, includes and is subject to Article X of the Merger Agreement.



     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                         EASTERN ENVIRONMENTAL SERVICES, INC.

                         By:     /s/  Robert M. Kramer
                              -------------------------------
                              Robert M. Kramer
                              Executive Vice President
SELLERS:

 /s/  Ambrose Hamm                           /s/  Lillian Hamm
 ------------------------------              ------------------------------
 Ambrose Hamm                                Lillian Hamm

 /s/  Katherine Caristia                     /s/  Keilley Strobeck
 ------------------------------              ------------------------------
 Katherine Caristia                          Keilley Strobeck

 /s/  Keith Hamm                             /s/ James Caristia, Jr.
 ------------------------------              ------------------------------
 Keith Hamm                                  James Caristia, Jr.

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 /s/  Leah Caristia                          /s/  Ambrose Hamm
 ------------------------------              ------------------------------
 Leah Caristia                               Ambrose Hamm, as Trustee for
                                             Keilley Strobeck

 /s/  Ambrose Hamm
 ------------------------------
 Ambrose Hamm, as Trustee for
 Keith Hamm

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